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                                                                    Exhibit 4(a)


                       SUN TELEVISION AND APPLIANCES, INC.
                   AMENDED AND RESTATED 1991 STOCK OPTION PLAN


1. PURPOSE. This plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain key employees of and other key persons who render services to Sun Television and Appliances, Inc., an Ohio corporation (the "Company"), and any current or future subsidiaries or parent by the granting of stock options (the "Options") as provided herein. The Options granted under the Plan may be either incentive stock options which meet the requirements of
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") ("ISOs"), or options which do not meet such requirements ("Non-Statutory Options"). Subject to the provisions of subparagraphs 2(c) and 3(a), the committee referred to in paragraph 2 shall determine which Options are to be ISOs and which are to be Non-Statutory Options and shall enter into option agreements with the recipients accordingly.

2.  ADMINISTRATION.
    (a) The Plan shall be administered by a committee (the "Committee") of not less than three members of the Company's Board of Directors (the "Board")
appointed by the Board. In the event that the class of shares   subject to
Options is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Act"), all members of the Committee shall be "disinterested persons" as defined in Rule 16b-3(b) under the Act. The Board may remove or add members of the Committee.

    (b) Subject to the provisions of the Plan, the Committee is authorized to establish such rules and regulations as it may deem appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with, the Plan or the Options granted thereunder as it may deem necessary or advisable.

    (c) Anything contained herein to the contrary notwithstanding, the right is reserved to the Board, without action by the Committee, to grant options to purchase not more than 8,000 Shares to such persons and exercisable at such price and upon such terms as shall be determined by the Board. In the event that any such Option shall be granted to any person who is a member of the Board, such grant shall be approved by the affirmative votes of a majority of the disinterested directors.

3.  ELIGIBILITY.

    (a) Options may be granted to such key employees of (or, in the case of Non-Statutory Options only, to others, including directors, who are not employees but who render services to) the Company or its subsidiaries or parent as the Committee shall select from time to time (the "Optionees"); PROVIDED, HOWEVER, that no person who is not an employee shall be eligible to receive any Option unless a majority of the Board of Directors approves such eligibility, and no member of the Board of Directors shall be eligible to receive any option unless a majority of the Board of Directors approves such eligibility and the majority of Directors acting in the matter are "disinterested persons" within the meaning of Rule 16b-3(b) under the Act. The term "key employees" shall include officers, executives and supervisory personnel. The terms "subsidiary" and "parent" as used in the Plan shall have the respective meanings set forth in sections 425(f) and (e) of the Internal Revenue Code. More than one option may be granted to one individual.

    (b) No ISO may be granted to an individual who, at the time an ISO is granted, is considered under section 422A(b)(6) of the Internal Revenue Code as owning stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation; PROVIDED, HOWEVER, this restriction shall not apply if at the time such ISO is granted the option price per share of such ISO shall be at least 110% of the fair market value of such share, and such ISO by its terms is not exercisable after the expiration of five years from the date it is granted.

    (c) The aggregate fair market value (determined as of the date the ISO is granted) of Shares with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year under the Plan or any other ISO plan of the Company or a parent or subsidiary of the Company may not exceed $100,000. This subparagraph 3(c) has no application to Options granted under the Plan as Non-Statutory Options.



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     (d)  The fair market value of the Shares will be determined without regard to any restrictions other than a restriction which, by its terms, will never lapse.

4. STOCK. The stock subject to Options under the Plan shall be shares of the Company's common stock, par value $.01 per share ("Shares"), either authorized and unissued or from treasury. The aggregate number of Shares for which Options may be granted under the Plan (including Options granted pursuant to subparagraph 2(c)) shall not exceed 3,000,000, subject to adjustment in accordance with the terms of paragraph 11 hereof. The unpurchased Shares subject to terminated or expired Options may again be offered under the Plan.

5. TERMS AND CONDITIONS OF OPTIONS. Subject to the provisions of subparagraph 2(c), all Options granted shall be authorized by the Committee and shall be evidenced by stock option agreements in writing ("Stock Option Agreements"), in the form attached hereto as Exhibit A, or in such other form and containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall from time to time determine.

6. PRICE. Subject to the provisions of subparagraph 2(c), the option price per Share of each Option granted under the Plan shall not be less than the fair market value (determined without regard to any restrictions other than a restriction which, by its terms, will never lapse) of a Share on the date of grant of such Option. In the event that the Shares are publicly traded, the term "fair market value" shall mean (a) the average of the highest and lowest sale prices quoted in the Nasdaq National Market, if the shares are so quoted, (b) the mean between the bid and asked prices as reported by Nasdaq, if the Shares are not quoted in the Nasdaq National Market, or (c) if the Shares are listed on a securities exchange, the mean between the high and low prices at which the Shares are quoted or traded on such exchange, in each case on the date the Option is granted or, if there be no quotation or sale on that date, the next previous date on which the Shares were quoted or traded. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify.

7. OPTION PERIOD. Each Stock Option Agreement shall set forth the period during which it may be exercised, which period shall not exceed 10 years from the date such Option is granted (the "Option Period").

8. NON-TRANSFERABILITY OF OPTIONS. An Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and may be exercised, during the lifetime of the Optionee, only by him or by his guardian or legal representative.

9. EXERCISE OF OPTIONS. Unless otherwise determined by the Committee, and in the case of an ISO, subject to subparagraph 3(c), Options will not be exercisable during the first year following the date of grant and will be exercisable thereafter as follows: in amounts equal to 33-1/3% of the Shares subject to option on and after the first anniversary of the date of grant, 66-2/3% on and after the second anniversary, and 100% on and after the third anniversary.

10.  TERMINATION OF EMPLOYMENT OR OTHER SERVICES.

     (a) Upon termination of an Optionee's employment or service with the Company, any parent or subsidiary of the Company, or any successor corporation to either the Company or any parent or subsidiary of the Company, except as otherwise provided in subparagraph 10(b) or subparagraph 10(c), all Options held by the Optionee shall terminate on the date of termination.

     (b) Upon termination of such employment or service by reason of death or disability, all Options previously granted to such Optionee may be exercised by the Optionee, the Optionee's personal representative, or the person or persons to whom his rights under the Option pass by will or the laws of descent or distribution at any time during the period ending one year after date of death or termination of employment by reason of disability (but not later than the expiration date of the Option Agreement). Such Options shall then be exercisable to the extent of 100% of the Shares subject thereto.

     (c) Upon termination of such employment or service, otherwise than by reason of death or disability or for cause by reason of the Optionee's dishonesty or disloyalty, if such date of termination is after the Optionee has attained age 60 or 30 years of employment or service, the Optionee shall have 30 days after the date of termination (but not later than the expiration date of the Option Agreement) to exercise all Options held by him, and all such Options shall be exercisable to the extent of 100% of the shares subject thereto. If such termination is for cause by reason of

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the employee's dishonesty or disloyalty, all Options held by him shall terminate on the date of termination of Employment.

11. REORGANIZATIONS. In the event of a stock split, stock dividend or other change in the Company's capitalization, the aggregate number of Shares for which options may be granted under this Plan and the number of Shares subject to outstanding options shall be proportionately adjusted to reflect the same. If the Company shall liquidate or dissolve, or shall be a party to a merger or consolidation in which the Company shall not be the surviving corporation, other than a merger or consolidation involving only a change in state of incorporation or an internal reorganization not involving a substantial change in underlying ownership, the Company shall give written notice thereof to all holders of Options granted under the Plan at least 30 days prior to the effective date of such liquidation, dissolution, merger or consolidation, and the holders shall have the right within such 30 day period to exercise their Options in full regardless of restrictions on exercise contained in the Option Agreements; provided, however, that in no event shall such Options be exercised after the specific expiration date set forth therein. To the extent such Options shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, they shall terminate on that date.

12. PAYMENT FOR SHARES. Within five business days following the date of exercise of an Option, the Optionee shall make full payment of the option price
(i) in cash; (ii) with the consent of the Committee, by tendering previously acquired Shares (valued at their fair market value, as determined by the Committee, as of such date of tender), (iii) with the consent of the Committee, with a full recourse promissory note of the Optionee for the portion of the option price in excess of the par value of Shares subject to the Option, under terms and conditions determined by the Committee, provided that such note, in the case of exercise of an ISO, shall provide for interest at no less than the "applicable federal rate" as determined pursuant to the Code, (iv) with the consent of the Committee, any combination of (i), (ii), or (iii), or (v) with the consent of the Committee, if the Shares subject to the Option have been registered under the Securities Act of 1933 (the "1933 Act") and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with:

     (a) written instructions to forward a copy of such notice of exercise to a broker or dealer (as defined in Section 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934 (the "1934 Act")) ("Broker") designated in such notice and to deliver to the specified account maintained with the Broker by the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and

     (b) a copy of irrevocable instructions to the Broker to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option.

13.  COMPANY'S RIGHTS TO REPURCHASE SHARES.

     (a) Prior to (i) a sale of all or substantially all of the assets of the Company, (ii) a sale or exchange of 50% or more of the outstanding voting securities of the Company by the owners thereof as of the effective date of this Plan, other than to the public in a primary or secondary offering, or (iii) a sale to the public in a primary or secondary offering of 20% or more of the voting securities of the Company to be outstanding after such sale, the Company shall have the rights specified in this paragraph 13 to repurchase from each Optionee or his successor all of the Shares purchased by such Optionee or his successor upon the exercise of Options. The price per Share which shall be paid by the Company upon such repurchase shall be the Option price, adjusted upward or downward by the amount of the increase or decrease in the book value per Share from the month end proceeding the date of grant of the Option to the month end preceding the date of repurchase. Book value shall be as determined from the Company's monthly balance sheet as of the applicable month end as regularly prepared by it in a consistent manner for presentation to its shareholders and management.

     (b) Prior to the termination of his employment or service with the Company, the Optionee shall not sell any Shares without first offering such
Shares to the   Company. The Optionee shall notify the Company in writing of his intention to sell such Shares; the Company shall have 30 days after receipt of such notice to notify the Optionee of its intention to exercise its right to repurchase the Shares. If the Company fails to so notify the Optionee within that 30-day period, the Optionee shall have the right, during an additional period of 30 days, to sell the Shares. If the Optionee shall fail to consummate the sale of the Shares during such additional 30-day period, the Company's rights hereunder shall be reinstated.



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     (c)  Following the termination of employment or service of an Optionee, the
Company shall continue to have the right to repurchase Shares purchased by the Optionee specified in subparagraph (b), above. In addition, the Company shall have the option, exercisable at any time upon 30 days' notice to the Optionee or his successor, to purchase such Shares.

     (d) Notices given hereunder shall be in writing and shall be sent by certified mail (i) if to the Company, to the address of its principal office, to the attention of the Secretary, and (ii) if to the Optionee or his successor, to his address as it appears on the stock records of the Company. Closing of the repurchase of Shares by the Company hereunder shall take place at the principal office of the Company or at such other place as shall be agreed to by the Optionee or his successor and the Company; the repurchase price shall be paid by the Company in cash.

     (e) Upon the occurrence of any of the events specified in clause (i), (ii) or (iii) of subparagraph (a) of this paragraph 13 prior to the giving of notice by the Company of the exercise of its rights hereunder, such rights shall terminate. Notice of the Company's rights hereunder shall be endorsed on certificates for all Shares purchased upon the exercise of Options.

14. NO CONTRACT OF EMPLOYMENT. Nothing in the Plan or in any Option or Stock Option Agreement shall confer on any Optionee any right to continue in the service of the Company or any parent or subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's employment or other services at any time.

15. AGREEMENTS AND REPRESENTATIONS OF OPTIONEES. As a condition to the exercise of an Option, the Committee may in its sole determination require the Optionee to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.

16. WITHHOLDING TAXES. The Company shall have the right to withhold from any salary, wages, or other compensation for services payable by the Company to or with respect to an Optionee, amounts sufficient to satisfy any withholding tax liability attributable to such Optionee's (or any beneficiary's or personal representative's) receipt or disposition of Shares purchased under any Option or to take any such other action as it deems necessary to enable it to satisfy any such tax withholding obligation.

17. COMPLIANCE WITH LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as maybe required. Options issued under this Plan shall not be exercisable prior to (i) the date upon which the Company shall have registered the Shares for which Options may be issued hereunder under the Securities Act of 1933, as amended, and (ii) the completion of any registration or qualification of such shares under state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable in connection therewith, or alternatively, unless the Company shall have received an opinion from counsel to the Company stating that the exercise of such Options maybe effected without registering the shares subject to such Options under the Securities Act of 1933, as amended, or under state or other law.

18. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may terminate, amend or modify the Plan at any time; provided, however, that no such action of the Board without approval of the Shareholders, may (a) increase the total number of Shares for which Options may be granted under the Plan, except as provided in paragraph 11, (b) permit the granting of ISO's to anyone other than an employee of the Company or a parent or subsidiary of the Company, (c) decrease the minimum ISO option price, (d) increase the maximum Option Period,
(e) increase the maximum ISO's that can be exercised per Optionee as set forth in subparagraph 3(c). No amendment, modification or termination of the Plan shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of the Optionee or the transferee of such Option. Notwithstanding the foregoing, the Board may amend the Plan, without the consent of the Optionee, to the extent necessary to cause ISOs granted under the Plan to meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended.

19. TERM OF PLAN. The Plan shall become effective on the date of its adoption by the Board, subject to the approval of the Plan by the holders of a majority of the Shares of stock of the Company entitled to vote within twelve months of the effective date, and all Options granted prior to such approval shall be subject to such approval. The Plan shall terminate on January 7, 2001, or such earlier date as may be determined by the Board. Termination of the Plan, however, shall not affect the rights of Optionees under Options previously granted to them, and all unexpired Options
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shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

20. INTERPRETATION. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of ISOs under Section 422A of the Internal Revenue Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.


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                                    EXHIBIT A


                       SUN TELEVISION AND APPLIANCES, INC.
                             STOCK OPTION AGREEMENT
                                    UNDER THE
                             1991 STOCK OPTION PLAN


     Sun Television and Appliances, Inc. (the "Company") hereby grants, effective this ____ day of ___________, 19__ (the "effective date") to ___________________________________ (the "Optionee") an option to purchase
____________ shares of its common stock, $.01 par value (the "Option Shares"), at a price of ____________________ Dollars ($______) per share pursuant to the Company's 1991 Stock Option Plan (the "Plan"):

1. RELATIONSHIP TO THE PLAN. This option is granted pursuant to the Plan, and is in all respects subject to the terms and provisions of the Plan. The Optionee acknowledges receipt of a copy of the Plan and accepts this option subject to all the terms and provisions of the Plan (including without limitation provisions relating to non-transferability, termination of the option, adjustment of the number of shares subject to the option, and the exercise price of the option). The Optionee further agrees that all decisions and interpretations made by the Stock Option Committee (the "Committee"), as established under the Plan, and as from time to time constituted, shall be final, binding, and conclusive upon the Optionee and his or her heirs.

2. TIME OF EXERCISE. This option may be exercised as follows: for not more than 33-1/3% of the Option Shares on and after the first anniversary of the effective date, for not more than 66-2/3% of the Option Shares (including all Option Shares previously purchased) on and after the second anniversary of the effective date, and for 100% of the Option Shares on and after the third anniversary of the effective date. This option shall terminate at the close of business on the tenth anniversary of the effective date.

3. METHODS OF EXERCISE. This option shall be exercisable by delivery to the Company of written notice of exercise in the form adopted by the Committee which specifies the number of shares to be purchased and the election of the method of payment of therefor, which shall be one of the methods of payment specified in paragraph 12 of the Plan and, if otherwise than payment in full, in cash, shall be subject to the consent of the Committee. Upon receipt of payment for the shares to be purchased pursuant to the option or, if applicable, the shares to be delivered pursuant to the election of an alternative payment method, the Company will deliver or cause to be delivered to the Optionee, to any other person exercising this option, or to a broker or dealer if the method of payment specified in clause (v) of paragraph 12 of the Plan is elected, a certificate or certificates for the number of shares with respect to which this option is being exercised, registered in the name of the Optionee or other person exercising the option, or if appropriate, in the name of such broker or dealer; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or Optionee (or other person exercising this option) to take any action in connection with the shares then being purchased, the delivery of the certificate or certificates for such shares may be delayed for the period necessary to take and complete such action.

4. RESTRICTIONS ON RESALE. At the time of any exercise of the option, the Optionee (or other person exercising this option) will execute such further agreements as the Company may require to acknowledge the Optionee's (or such other person's) familiarity with restrictions, if any, on the resale of the Option Shares under applicable securities laws. The Optionee acknowledges that certain restrictions on resale of the shares may be applicable if the Optionee is an "affiliate," as that term is used in Rule 144 promulgated by the Securities and Exchange Commission.



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5.   GENERAL. This Agreement shall be construed as a contract under the laws of the State of Ohio. It may be executed in several counterparts, all of which shall constitute one Agreement. It shall bind and, subject to the terms of the Plan, benefit the parties and their respective successors, assigns, and legal representatives.

     IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the date first above written.

                                          SUN TELEVISION AND APPLIANCES, INC.




                                          By:_________________________________

                                          Its:________________________________



                                          OPTIONEE:


                                          ____________________________________